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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY


     The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 1997. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.


                                                                                   State or
                                                                                Jurisdiction of
               Name                                                              Organization
               ----                                                             ---------------
Alarm Lock Systems, Inc.                                                             Delaware

Derringer Security Systems, Inc.                                                     New York

E.E. Electronic Components Inc.                                                      New York

Napco Security Systems International, Inc.                                           New York

Napco/Alarm Lock Grupo Internacional, S.A.                                           Dominican
(formerly known as NSS Caribe, S.A.)                                                 Republic

Napco Group Europe Limited                                                           England

Raltech Logic, Inc.                                                                  New York

UMI Manufacturing Corp.                                                              New York





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